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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-105432) of First Data Corporation and the related joint proxy statement/prospectus of First Data Corporation and Concord EFS, Inc. for the registration of 218,104,593 shares of First Data Corporation common stock and to the incorporation by reference therein of our report dated January 22, 2003, except for Note 18 as to which the date was March 11, 2003, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP



August 21, 2003


Denver, Colorado